Exhibit 99.1
The First Bancorp Reports 11.8% Net Income Increase
DAMARISCOTTA, ME, April 17, 2019 – The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, today announced operating results for the three months ended March 31, 2019. Net income was $6.2 million, up $650,000 or 11.8% from the three months ended March 31, 2018. Earnings per common share on a fully diluted basis over the same period were up $0.06 to $0.57 per share, an increase of 11.8% from the prior year.

“I’m pleased to announce that The First Bancorp is off to a strong start in 2019” remarked Tony C. McKim, the Company’s President and Chief Executive Officer. “Earning assets grew $45.9 million in the first quarter and are up $121.4 million from a year ago. This growth produced a year-over- year increase of 4.2% in tax equivalent net interest income despite tighter margins. Our non-interest income held pace with a year ago as increased investment management and service charge revenues helped to offset declines in securities gains and mortgage banking revenues. Operating expenses remain controlled as seen in our efficiency ratio of 50.45% for the quarter. Asset quality continues to trend positively, with quarter-to-quarter and year-to-year improvements in our non-performing asset and past due loan ratios. I continue to be proud of our team of banking professionals who produce these quality results for The First Bancorp."

FIRST QUARTER 2019 FINANCIAL HIGHLIGHTS

•	Net Income for the first quarter of 2019 increased 11.8% over the first quarter of 2018 to $6.2 million.

•	Total loans outstanding at March 31, 2019 were $1.26 billion, up $26.4 million in the first quarter and $76.6 million, or 6.5%, year over year.

•	Low Cost deposits as of March 31, 2019 totaled $756.7 million, down $26.9 million since year end, consistent with seasonal patterns. Year-over-year, low cost deposits are up $72.0 million, or 10.5%.

•
Efficiency Ratio (non-GAAP) improved to 50.45% in the first quarter, down slightly from 50.46% in the fourth quarter of 2018, and down from 53.75% in the first quarter of 2018 (the GAAP Efficiency Ratio was 52.35% in the first quarter of 2019, up from 52.29% in the fourth quarter of 2018 and, down from 55.20% in the first quarter of 2018).

•	The non-performing assets to total assets ratio at March 31, 2019 was 0.77%, down from 0.79% at December 31, 2018, and down from 0.83% a year ago.

FINANCIAL CONDITION

Total assets at March 31, 2019 were $1.99 billion, up $46.8 million for the quarter and up $119.5 million from March 31, 2018. First quarter growth was almost entirely in earning assets which increased $45.9 million for the quarter, and were up $121.4 million from March 31, 2018.

Total deposits at March 31, 2019 were $1.61 billion, up $79.8 million for the quarter, and up $178.7 million from March 31, 2018. The Company utilized lower cost brokered certificates of deposits to replace borrowed funds, accounting for $39.9 million of the quarter to quarter deposit growth.

The Company’s capital position remained strong as of March 31, 2019, with an estimated total risk-based capital ratio of 15.44%, and an estimated leverage capital ratio of 8.67%, both well in excess of regulatory requirements.
ASSET QUALITY
Asset quality is stable and remains solid. Non-performing assets as a percentage of total assets fell to 0.77% as of March 31, 2019 down from 0.79% at December 31, 2018, and down from 0.83% a year ago. Past due loans were 0.89% of total loans at March 31, 2019, down from 1.08% of total loans at December 31, 2018 and down from 1.34% a year ago. A total of $375,000 was provisioned for loan losses in the first quarter of 2019, down from the $500,000 provisioned in the first quarter of 2018. The allowance for loan losses stood at 0.91% of total loans as of March 31, 2019 level with December 31, 2018, and down slightly from the 0.92% of total loans at March 31, 2018. Annualized net charge-offs as a percentage of loans were 0.037% as of March 31, 2019, down from 0.08% percent of loans in calendar year 2018, 0.12% in calendar year 2017.
OPERATING RESULTS
Net Income for the three months ended March 31, 2019 was $6.2 million, up $650,000 or 11.8% from the three months ended March 31, 2018. On a fully diluted earnings per share basis, earnings in the first quarter of 2019 were $0.57, up $0.06 or 11.8% from the same period a year ago. The Company’s Return on Average Assets of 1.27% and Return on Average Tangible Common Equity of

15.09% for the three months ended March 31, 2019 were up from 1.21% and 14.69% respectively from the first quarter of 2018.
Contributing to the Company’s first quarter 2019 results were:

•	Earning asset growth led to a $539,000 increase in tax-equivalent net interest income from the first quarter of 2018.

•	Annualized tax-equivalent Net Interest Margin for the first quarter of 2019 was 2.93%, up from a 2.92% margin in the fourth quarter of 2018 and down from the 3.00% margin of a year ago.

•
Non-interest income net of securities gains was $3.1 million for the three months ended March 31, 2019 up nominally from the $3.0 million for the same period in 2018. Revenue growth from First National Wealth Management and deposit-based charges offset a period to period decline in mortgage banking income.

•	Non-interest expense for the period was $8.4 million, down from the $8.6 million from the first quarter of 2018 with savings centered in employee expenses, and FDIC insurance premiums.

DIVIDEND
The Company's Board of Directors declared a dividend of 29 cents per share in the first quarter, representing a payout to our shareholders of 50.9% of net income for the period. The first quarter dividend is payable on April 30, 2019 to shareholders of record as of April 10, 2019.
ABOUT THE FIRST BANCORP
The First Bancorp, the parent company of First National Bank, is based in Damariscotta, Maine. Founded in 1864, First National Bank is a full-service community bank with $2.0 billion in assets. The bank provides a complete array of commercial and retail banking services through sixteen locations in mid-coast and eastern Maine. First National Wealth Management, a division of the Bank, provides investment management and trust services to individuals, businesses, and municipalities. More information about The First Bancorp, First National Bank and First National Wealth Management may be found at www.thefirst.com.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	March 31, 2019	December 31, 2018	March 31, 2018
Assets
Cash and due from banks	$15,270	$19,134	$16,559
Interest-bearing deposits in other banks	231	12,079	280
Securities available for sale	325,276	317,416	300,839
Securities to be held to maturity	281,219	255,663	258,690
Restricted equity securities, at cost	8,982	11,586	11,947
Loans held for sale	436	—	284
Loans	1,264,639	1,238,283	1,188,002
Less allowance for loan losses	11,490	11,232	10,957
Net loans	1,253,149	1,227,051	1,177,045
Accrued interest receivable	9,307	6,660	7,222
Premises and equipment	21,767	22,056	22,043
Other real estate owned	584	584	1,121
Goodwill	29,805	29,805	29,805
Other assets	45,319	42,536	45,980
Total assets	$1,991,345	$1,944,570	$1,871,815
Liabilities
Demand deposits	$148,500	$163,575	$137,674
NOW deposits	371,305	382,923	314,587
Money market deposits	137,700	152,043	108,726
Savings deposits	236,894	237,135	232,458
Certificates of deposit	398,689	372,464	347,010
Certificates $100,000 to $250,000	238,429	162,185	240,492
Certificates $250,000 and over	75,358	56,760	47,245
Total deposits	1,606,875	1,527,085	1,428,192
Borrowed funds	170,419	210,317	244,229
Other liabilities	16,264	15,626	18,022
Total Liabilities	1,793,558	1,753,028	1,690,443
Shareholders' equity
Common stock	109	109	108
Additional paid-in capital	63,037	62,746	61,999
Retained earnings	135,364	132,460	123,876
Net unrealized loss on securities available-for-sale	(1,539)	(5,051)	(6,210)
Net unrealized loss on securities transferred from available for sale to held to maturity	(194)	(197)	(182)
Net unrealized gain on cash flow hedging derivative instruments	973	1,438	1,928
Net unrealized gain (loss) on postretirement benefit costs	37	37	(147)
Total shareholders' equity	197,787	191,542	181,372
Total liabilities & shareholders' equity	$1,991,345	$1,944,570	$1,871,815
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,884,381	10,862,651	10,846,562
Book value per common share	$18.17	$17.63	$16.72
Tangible book value per common share	$15.42	$14.87	$13.95

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the three months ended March 31,
In thousands of dollars, except per share data	2019	2018
Interest income
Interest and fees on loans	$14,557	$12,391
Interest on deposits with other banks	68	11
Interest and dividends on investments	4,643	4,049
Total interest income	19,268	16,451
Interest expense
Interest on deposits	5,577	3,099
Interest on borrowed funds	792	943
Total interest expense	6,369	4,042
Net interest income	12,899	12,409
Provision for loan losses	375	500
Net interest income after provision for loan losses	12,524	11,909
Non-interest income
Investment management and fiduciary income	773	740
Service charges on deposit accounts	561	527
Net securities gains	—	136
Mortgage origination and servicing income	296	331
Other operating income	1,514	1,398
Total non-interest income	3,144	3,132
Non-interest expense
Salaries and employee benefits	4,410	4,490
Occupancy expense	652	699
Furniture and equipment expense	975	929
FDIC insurance premiums	208	279
Amortization of identified intangibles	11	11
Other operating expense	2,142	2,171
Total non-interest expense	8,398	8,579
Income before income taxes	7,270	6,462
Applicable income taxes	1,114	956
Net Income	$6,156	$5,506
Basic earnings per share	$0.57	$0.51
Diluted earnings per share	$0.57	$0.51

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the three months ended March 31,
Dollars in thousands, except for per share amounts	2019	2018

Summary of Operations
Interest Income	$19,268	$16,451
Interest Expense	6,369	4,042
Net Interest Income	12,899	12,409
Provision for Loan Losses	375	500
Non-Interest Income	3,144	3,132
Non-Interest Expense	8,398	8,579
Net Income	6,156	5,506
Per Common Share Data
Basic Earnings per Share	$0.57	$0.51
Diluted Earnings per Share	0.57	0.51
Cash Dividends Declared	0.29	0.24
Book Value per Common Share	18.17	16.72
Tangible Book Value per Common Share	15.42	13.95
Market Value	24.92	27.98
Financial Ratios
Return on Average Equity (a)	12.78%	12.27%
Return on Average Tangible Common Equity (a)	15.09%	14.69%
Return on Average Assets (a)	1.27%	1.21%
Average Equity to Average Assets	9.91%	9.83%
Average Tangible Equity to Average Assets	8.39%	8.21%
Net Interest Margin Tax-Equivalent (a)	2.93%	3.00%
Dividend Payout Ratio	50.88%	47.06%
Allowance for Loan Losses/Total Loans	0.91%	0.92%
Non-Performing Loans to Total Loans	1.09%	1.20%
Non-Performing Assets to Total Assets	0.77%	0.83%
Efficiency Ratio	50.45%	53.75%
At Period End
Total Assets	$1,991,345	$1,871,815
Total Loans	1,264,639	1,188,002
Total Investment Securities	615,477	574,406
Total Deposits	1,606,875	1,428,192
Total Shareholders' Equity	197,787	181,372
(a) Annualized using a 365-day basis for both 2019 and 2018

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance (including for purposes of determining the compensation of certain executive officers and other Company employees) and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods and with other financial institutions, as well as demonstrating the effects of significant gains and charges in the current period, in light of the disclosure practices employed by many other publicly-traded financial institutions. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 21.0% tax rate was used in both 2019 and 2018.

	For the three months ended
In thousands of dollars	March 31, 2019	March 31, 2018
Net interest income as presented	$12,899	$12,409
Effect of tax-exempt income	562	513
Net interest income, tax equivalent	$13,461	$12,922

The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from non-interest expenses, excludes securities gains from non-interest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the three months ended
In thousands of dollars	March 31, 2019	March 31, 2018
Non-interest expense, as presented	$8,398	$8,579
Net interest income, as presented	12,899	12,409
Effect of tax-exempt interest income	562	513
Non-interest income, as presented	3,144	3,132
Effect of non-interest tax-exempt income	41	41
Net securities gains	—	(136)
Adjusted net interest income plus non-interest income	$16,646	$15,959
Non-GAAP efficiency ratio	50.45%	53.75%
GAAP efficiency ratio	52.35%	55.20%
The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the three months ended
In thousands of dollars	March 31, 2019	March 31, 2018
Average shareholders' equity as presented	$195,405	$182,054
Less intangible assets	(29,974)	(30,017)
Tangible average shareholders' equity	$165,431	$152,037

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact Richard M. Elder, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3195.